EVOLVING GOLD CORP.
1200 – 1188 West Georgia Street
Vancouver, B.C. V6E 4A2
(604) 685.6375

INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of EVOLVING GOLD CORP. (the “Company”) for use at the Annual General Meeting of its shareholders (the “Meeting”) to be held on September 28, 2004 at 10:00 am (Vancouver time). All properly executed proxies received on or before the last business day before the meeting date, will be voted at the Meeting and, if a choice is specified with respect to any matter to be acted upon, will be voted in accordance with the instructions contained therein. In the absence of any specification, management designees, if named as proxy, will vote in favour of the matters set out therein. None of the directors or proposed directors intends to oppose any action taken at the meeting.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. In accordance with National Instrument 54-101 of the Canadian Securities Administrators, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the voting common shares in the capital of the Company (the “Shares”) held of record by such persons and the Company may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The Company will pay all costs of this solicitation.

Appointment of Proxyholders

A shareholder entitled to vote at the Meeting may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting for the shareholder on the shareholder’s behalf.

The individuals named in the accompanying form of proxy are the President of the Company and a director of the Company. A shareholder has the right to appoint a person who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the persons designated in the accompanying form of proxy or by completing and delivering another suitable form of proxy.

A proxy will not be valid unless the completed and signed and dated form of proxy is delivered to the office of to Pacific Corporate Trust Company by fax at (604.689.8144), or by mail or by hand at 10th Floor– 625 Howe Street, Vancouver, B.C. V6C 3B8 not less than 48 hours (excluding Saturdays, Sundays and holidays) before Meeting or any adjournment thereof or deposit same with the chairman of the meeting on the day of the meeting or any adjournment thereof, prior to the vote on which it is to be exercised.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it by either executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the shareholders or the shareholder’s authorized attorney in writing, or if the shareholder is a Company, under its corporate seal by an officer or attorney duly authorized, and by depositing the proxy bearing a later date with the transfer agent, Pacific Corporate

Trust Company by fax at (604.689.8144) or by mail or by hand at 10th Floor– 625 Howe Street, Vancouver, B.C. V6C 3B8 any time up to and including the last business day that precedes the date of the Meeting, or if the Meeting is adjourned, the last business day that precedes any reconvening thereof or to the chairman of such Meeting on the day of the Meeting or any reconvening thereof or in any other manner provided by law. In addition the shareholder personally attending the Meeting and voting the shareholder’s Shares may revoke the proxy. A revocation of a proxy will not affect a matter on which a vote is taken before revocation.

Exercise of Discretion

On a poll the nominee named in the accompanying form of proxy will vote or withhold from voting the Shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for. The proxy will confer discretionary authority on the nominees named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the proxy, the nominees named in the accompanying form of proxy will vote Shares represented by the proxy at their own discretion for the approval of such matter.

As of the date of this Management Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting each nominee in the accompanying form of proxy intends to vote thereon in accordance with the nominee’s best judgment.

Advice To Beneficial Holders of Shares

The information set forth in this section is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold Shares in their own name. Shareholders who do not hold Shares in their own name (referred to in this Management Proxy Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered shareholders of Shares can be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Shares will not be registered in the Shareholder’s name on the records of the Company. Such Shares will more likely be registered under the names of the Shareholder’s broker or agent of that broker. In the United States, the vast majority of such Shares are registered under the name of Cede & Co. as nominee for the Depository Trust Company (which acts as depositary for many brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholder’s meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders of the Company. However its purpose is limited to instructing the registered shareholder, (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services (“ADP”) in the United States and Canada. ADP typically applies a special sticker to proxy forms, mails those forms to the Beneficial Shareholders and requests the Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. A Beneficial Shareholder receiving an ADP proxy cannot use that proxy to vote Shares directly at the Meeting- the proxy must be returned to ADP, as the case may be, well in advance of the Meeting in order to have the Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the Registered Shareholder and vote their Shares as proxyholder for the registered Shareholder who should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agents), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request in writing that their broker send to them a legal proxy, which would entitle them to attend at the Meeting and vote their Shares.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no insider or nominee for election as a director of the Company had any material beneficial interest in any material transaction during the financial year ended March 31, 2004 or has any such interest in any material transaction in the current year other than as set out herein.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF VOTING SECURITIES

As of August 24, 2004 the Company has outstanding 6,150,000 common shares fully paid and non-assessable Shares without par value, each carrying the right to one vote.

The Board of Directors of the Company has fixed August 24, 2004 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Shares voted at the Meeting, except to the extent that

(a)

the shareholder has transferred the ownership of any such share after the record date,

(b)

the transferee produces a properly endorsed share certificate or otherwise establishes ownership of any transferred Shares and makes a demand to Pacific Corporate Trust Company no later than

10 days before the Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

To the knowledge of the directors and senior officers of the Company only the following persons beneficially owned, directly or indirectly, or exercising control or direction over Shares carrying more than 10% of the voting rights attached to all outstanding Shares of the Company as of the Record Date of August 24, 2004:

INFORMATION CONCERNING THE COMPANY Voting Securities and the Principal Holders of Voting Securities

Shareholder Name	Number of Shares	Percentage of Issued Shares
CDS & CO. (NCI)	2,434,364	39.6%

*Beneficial ownership is not known.

The above information was supplied by the Company and by Pacific Corporate Trust Company, the Company’s registrar and transfer agent.

MATTERS TO BE ACTED UPON AT THE MEETING
VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or appointment of the Company’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation

FINANCIAL STATEMENTS AND AUDITORS REPORT

The comparative financial statements of the Company to March 31, 2004 and March 31, 2003 and the report of the auditor will be placed before the Meeting. The audited financial statements and the auditor’s report were mailed to shareholders with the Notice of Meeting and the Management Proxy Circular. Additional copies may be obtained from the Secretary of the Company upon request and will be available at the Meeting.

ELECTION OF DIRECTORS

The Company has fixed the number of directors at a minimum of one and a maximum of ten. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless the directors office is earlier vacated in accordance with the provisions of the Canada Business Corporations Act, each director elected will hold office until the conclusion of the next annual meeting of the Company, or if no director is then elected, until a successor is elected.

The table below sets out the names of management’s six nominees for election as directors, all major offices and positions with the Company, each nominee’s principal occupation, business or employment, the period of time during which each has been a director of the Company and the number of shares beneficially owned by each, directly or indirectly or over which each exercised control or direction as at the date of this circular.

Name, Position and Municipality of Residence	Occupation, Business or Employment	Securities Beneficially Owned or Controlled
Lawrence Dick (1) North Vancouver, BC Chief Executive Officer President and Director Since June 19, 2003	Professional Geologist, Director and President of the Company since June 19, 2003. President and a director of Continuum Resources Ltd. since March 2002. Self-employed consultant from January 2001 to March 2002. Director of General Minerals Corp. since 1994. Executive Vice-President of General Mineral Corp. from August, 1995 to January 2001.	443,125

Roelof de Jonge (1) Vancouver, BC Chief Financial Officer and Director since June 19, 2003	Director of the Company since June 19, 2003. Director of Mesa Resources Inc. since November 2002. Director of Great Quest Metals Ltd. from January 1, 1997 to January 2003. President and Chief Executive Officer of Rampton Resources Inc. from July 1995 to January 2001.	443,125

Warren McIntyre (1) North Vancouver, BC Director since June 19, 2003	Director of the Company since June 19, 2003. Corporate communications consultant for Continuum Resources Ltd. since March 2003. Consultant, Evolve Financial from November, 2001 to October 2003. Investor relations, Plus International from January 2001 to September 2001. General Manager, St. John’s Fishing Resort, November 1999 to January 2001. President, West Coast Resorts, March 1993 to October 1999. President and Director of Pallaum Resources Ltd. since November 6, 2003	443,125

Dr. Chris Osterman Golden, Colorado Director since July 15, 2004

Director of the Company since July 15, 2004. Vice-President, Exploration – Continuum Resources Ltd. from December 2003 to present; Director of Explorations – Gallant Minerals from December 2000 to October 2003; Chief Geologist for General Minerals Corp. from May 1994 to July 2000.

    Notes:

1. Member of the audit committee.

EXECUTIVE COMPENSATION Executive Compensation

During the Company’s financial year ended March 31, 2004 the aggregate direct remuneration paid or payable to the Company’s executive officers and directors by the Company was nil for management fees.

The Company was incorporated on June 19, 2004. The Compensation paid to the Named Executive Officers during the Company’s first recently completed financial year is as set out below:

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Awards	Payouts	All Other Compe nsation ($)
					Securities under Options/ SAR (1) Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP (2) Payouts ($)
Lawrence Dick President and CEO	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)

Stock Appreciation Rights

(2)

Long term incentive plans

Long Term Incentive Plans, Options and SARS

During the most recently completed fiscal year, there were no incentive stock options and SARs granted to the Named Executive Officer. The Company has no long term incentive plan in place and therefore there were no awards made under any long-term incentive plan to the Named Executive Officer during the Company’s most recently completed fiscal year. A “Long Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs or restricted share compensation.

Options Exercised

The Named Executive Officers did not exercise any options during the fiscal year ended March 31, 2004. Termination of Employment, Changes in Responsibilities and Employment Contracts

There are no other compensatory plans or arrangements with respect to the Named Executive Officer resulting from the resignation, retirement or other termination of employment or from a change of control of the Company.

Compensation of Directors

Compensation for the Named Executive Officer has been disclosed above. No cash compensation was paid to any director of the Company for the director’s services as a director during the fiscal year ended March 31, 2004.

Indebtedness of Directors and Officers

No director or officer of the Company or proposed nominee for election as a director of the Company is or has been indebted to the Company during the financial year ended March 31, 2004.

APPOINTMENT OF AUDITOR

Amisano Hanson, Chartered Accountants located at Suite 604, 750 West Pender Street, Vancouver, B.C. will be nominated at the Meeting for reappointment as auditor of the Company at remuneration to be fixed by the directors. Amisano Hanson has been the auditor of the Company since December 2, 2003.

MANAGEMENT CONTRACTS

The Company and International Zimtu Technologies Inc. (“Zimtu”) of 1450 – 789 West Pender Street, Vancouver, BC V6C 1A2 entered into an Administrative and Services Agreement dated July 1, 2003 pursuant to which the Company agreed to pay rent and administrative fees of $4,500 per month to Zimtu. Zimtu was a significant shareholder of the Company. The Agreement was renewed for an additional six month term on January 1, 2004 expiring June 30, 2004. The Agreement has not been renewed.

Core Development Corp. (“Core”) of 1450 – 789 West Pender Street, Vancouver, BC V6C 1A2 and the Company entered into a Management Services Agreement dated July 1, 2003. Core is wholly owned by Shaun Ledding, who provided the management services. Mr. Ledding is also a director of Zimtu. Pursuant to the Management Services Agreement, Core was obligated to provide management services to the Company in consideration of the payment of $5,000 per month. The Agreement has not been renewed.

For the months of June and July 2004, Same Cloud Mining Services Inc., a private company owned by a director of the Company, Roelof de Jonge provided management services for a monthly fee of $3,750.

Effective August, 2004, Roelof de Jonge, a director of the Company and David Eaton of Vancouver, BC are each paid a monthly fee of $5,000 per month to provide management and administrative services.

APPROVAL OF STOCK OPTION PLAN

Rolling Stock Option Plan

The Company requests shareholder approval to a rolling stock option (the “Plan”) pursuant to which the Company can grant and amend stock options. The Plan provides for the reservation of a maximum of ten percent (10%) of the issued and outstanding shares of the Company. The maximum allowable stock options will therefore increase as the issued share capital increases. The stock options will not be subject to a vesting period. The Plan is subject to the policies of the Canadian Trading and Quotation System Inc. (“CNQ”) which requires that the options granted comply with Multilateral Instrument 45-105 “Trades to Employees, Directors, Senior Officers and Consultants”. The Plan is available for review during normal business hours at the Corporation’s office. Other terms are:

1.

The term of any stock option will not exceed five years.

2.

 If the Optionee ceases to be an Officer, Director, Employee, Consultant or Service Provider for any reason other than such Optionee’s death or disability, all Stock Options held by the Optionee shall be exercisable, to the extent that such Stock Options were exercisable on the date the Optionee ceased to fall under one of the foregoing categories (the “Termination Date”) for a period of 30 days following the Termination Date.

3.

If the Optionee ceases to be an Officer, Director, Employee, Consultant or Service Provider because of Optionee’s death or disability all Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable by the Optionee, the personal representative of the Optionee’s estate, or the person(s) to who the Stock Options are transferred pursuant to the Optionee’s will in accordance with the laws of descent and distribution, as applicable, for a period of 12 months following the Termination Date.

4.

An individual can receive Awards to purchase no more than 5% of the outstanding shares of Common Stock listed on the CNQ on a yearly basis.

5.

An Award to an Employee conducting Investor Relations Activities or to a Consultant is restricted to an aggregate of 2% of the Corporation’s issued shares.

6.

 For any Stock Options granted to Employees, Consultants or Management Corporation Employees, the Corporation represents that the Optionee is a bona fide Employee, Consultant or Management Corporation Employee as the case may be.

7.

The Optionee must be a director, senior officer, employee, and consultant or management Corporation employee of the Corporation or a subsidiary of the Corporation at the time of grant.

8.

All options are non-assignable and non-transferable.

9.

An option may only be exercised while the optionee is a director, senior officer, employee, consultant or management Corporation employee or within a period of 30 days thereafter.

10.

Disinterested shareholder approval must be obtained for any reduction in the exercise price of an option if the optionee is an insider of the Corporation at the time of the proposed reduction.

OTHER MATTERS

The Directors are not aware of any other matters, which they anticipate will come before the Meeting as of the date of mailing of this Management Proxy Circular.

DESTRUCTION OF PROXIES

In the absence of a challenge to the proceedings of the meeting within 3 months of the meeting date, legal counsel will be authorized to destroy the proxies.

ADDITIONAL INFORMATION

Additional Information relating to the Company is included in its Annual Report for the year ended March 31, 2004, which includes the Company’s audited financial statements for the year ended March 31, 2004. Copies of the Annual Report and the relevant portions of the documents incorporated by reference in the Annual Report may be obtained upon request from the Corporate Offices of the Company by telephone No. (604) 685.6375 and by Fax No. (604) 669.2960.

DIRECTOR’S APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders been approved by the Board of Directors of the Company.

CERTIFICATE

The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated at Vancouver, British Columbia, this 24th day of August, 2004

SIGNED “Lawrence Dick”

Lawrence Dick President